As filed with the Securities and Exchange Commission on February 5, 1996
                                        Registration No. 33 -
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                   FORM  S - 8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             -----------------------

                          TENET HEALTHCARE CORPORATION
          (Exact  name  of  registrant  as  specified  in  it  charter)

                      Nevada                              95-2557091
          (State or other jurisdiction of              (I.R.S. employer
           incorporation or organization)              identification no.)

                              2700 Colorado Avenue
                         Santa Monica, California  90404
                                 (310) 998-8000
     (Address including zip code, and telephone number, including area code of registrant's principal executive offices)

                        1995 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                 Scott M. Brown
                       Senior Vice President and Secretary
                              2700 Colorado Avenue
                         Santa Monica, California  90404
                                 (310) 998-8000
                     (Name, address including zip code  and
          telephone number, including area code, of agent for service)

                             -----------------------

                         CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------

                                                              PROPOSED     PROPOSED
                                                               MAXIMUM     MAXIMUM
               TITLE OF                        AMOUNT         OFFERING    AGGREGATE       AMOUNT OF
      SECURITIES TO BE REGISTERED               TO BE         PRICE PER    OFFERING      REGISTRATION
                                             REGISTERED        SHARE*       PRICE*           FEE
-------------------------------------------------------------------------------------------------------
 Common Stock, par value
 $.075 per share. . . . . . . . . . .    2,000,000 shares      $21.125    $42,250,000      $14,569
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------


     * Pursuant to Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Registrant's Common Stock on the New York Stock Exchange on January 30, 1996.

     There also are registered hereunder such additional indeterminate number of shares as may be issued as a result of the adjustment provisions of the Plan.

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

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     This Registration Statement on Form S-8 (the "Registration Statement") is being filed by Tenet Healthcare Corporation (the "Company" or "Registrant") with respect to the Company's 1995 Employee Stock Purchase Plan (as the same may be amended, restated, modified, supplemented, renewed or replaced from time to time, the "Plan"), referred to on the cover of this Registration Statement. The document(s) containing the information required in Part I of this Registration Statement will be sent or given to each of the Company's employees who is eligible to participate in the Plan, as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Such document(s) are not being filed with the Commission but constitute (together with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of
Part II hereof) a prospectus that meets the requirements of Section 10(a) of the 1933 Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   Incorporation of Documents by Reference

     The following documents filed with the Commission are incorporated herein by reference:

(1) Annual Report on Form 10-K of the Company for the fiscal year ended May 31, 1995, filed with the Commission on August 25, 1995 (the "Tenet 10-K").

(2)  Quarterly Report of the Company on Form 10-Q for the quarter ended
     August 31, 1995, filed with the Commission on October 13, 1995 (the "August 1995 10-Q").

(3) Quarterly Report of the Company on Form 10-Q for the quarter ended November 30, 1995, filed with the Commission on January 16, 1996.

(4) Current Report of the Company on Form 8-K filed with the Commission on July 7, 1995.

(5) Current Report of the Company on Form 8-K filed with the Commission on October 2, 1995.

(6) Amendment to the Tenet 10-K on Form 10-K/A filed with the Commission on December 18, 1995.

(7) Amendment to the August 1995 10-Q on Form 10-Q/A filed with the Commission on December 18, 1995.

(8) The description of the Common Stock, par value $.075 per share (the "Common Stock"), of the Company, which is contained in the Company's Registration Statement on Form S-3, Registration No. 33-45689, filed with the Commission on February 14, 1992, including any amendments or reports filed for the purpose of updating such description.

(9) The description of certain preferred stock purchase rights which have attached to the Common Stock, which is contained in the Company's Registration Statement on Form 8-A filed with the Commission on December 9, 1988, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

ITEM 4.   Description of Securities

Not Applicable

ITEM 5.   Interests of Named Experts and Counsel

Legal Matters

     Certain legal matters with respect to the Common Stock offered hereby will be passed upon for the Company by Scott M. Brown, Senior Vice President, Secretary and General Counsel of the Company.

     As of January 31, 1996, Mr. Brown owned 14,500 shares of Common Stock and had outstanding options to purchase 178,300 shares of Common Stock pursuant to other Company benefit plans.

ITEM 6.   Indemnification of Directors and Officers

     Nevada law and the Company's Restated Articles of Incorporation and Restated Bylaws permit indemnification of directors and officers in terms sufficiently broad to indemnify officers and directors under certain circumstances for liabilities (including expense reimbursement) arising under the 1933 Act. The Company also maintains an indemnification agreement with each of its directors and any officer designated by the Company's Board of Directors insuring them against certain liabilities incurred by them in the performance of their duties, including liabilities under the 1933 Act. In addition, the Company has directors and officers liability insurance policies.

ITEM 7.   Exemption from Registration Claimed

Not Applicable

ITEM 8.   Exhibits

EXHIBIT
NUMBER                   DESCRIPTION
-------                  -----------

  5.      Opinion of Scott M. Brown.

 10.      Material Contracts

          a.   The Company's 1995 Employee Stock Purchase Plan.

 23.      Consents

          a.   Consent of KPMG Peat Marwick LLP.

          b. Consent of Scott M. Brown (included in his opinion filed as Exhibit 5).

 24.      Power of Attorney (included on page 5 of this Registration
          Statement).


ITEM 9.   Undertakings

     The undersigned Registrant hereby undertakes:

     (a) (1)        To file, during any period in which offers or sales are
being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Santa Monica, State of California on February 5, 1996.

                                        TENET HEALTHCARE CORPORATION



                                        By:             /S/ Scott M. Brown
                                             -----------------------------------
                                                           Scott M. Brown
                                                        Senior Vice President


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears in this Registration Statement in any capacity hereby constitutes and appoints Jeffrey C. Barbakow, Raymond L. Mathiasen and Scott M. Brown, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities indicated on February 5, 1996.

               Signature                                Title
               ---------                                -----


        /s/ Jeffrey C. Barbarkow               Chairman, Chief Executive
    ------------------------------                Officer and Director
           Jeffrey C. Barbakow

               Signature                                Title
               ---------                                -----


        /s/ Michael H. Focht Sr.                      President,
    ------------------------------              Chief Operating Officer
           Michael H. Focht, Sr.                     and Director



        /s/ Raymond L. Mathiasen               Senior Vice President and
    ------------------------------              Chief Financial Officer
          Raymond L. Mathiasen                   (Principal Financial
                                                and Accounting Officer)



         /s/ Bernice B. Bratter                        Director
    ------------------------------
           Bernice B. Bratter


            /s/ John T. Casey                          Director
    ------------------------------
             John T. Casey


          /s/ Maurice J. DeWald                        Director
    ------------------------------
            Maurice J. DeWald


           /s/ Peter de Wetter                         Director
    ------------------------------
             Peter de Wetter


         /s/ Edward Egbert, M.D.                       Director
    ------------------------------
           Edward Egbert, M.D.


           /s/ Raymond A. Hay                          Director
    ------------------------------
             Raymond A. Hay


           /s/ Lester B. Korn                          Director
    ------------------------------
             Lester B. Korn


         /s/ James P. Livingston                       Director
    ------------------------------
           James P. Livingston

               Signature                                Title
               ---------                                -----


          /s/ Robert W. O'Leary                        Director
    ------------------------------
            Robert W. O'Leary


         /s/ Thomas J. Pritzker                        Director
    ------------------------------
           Thomas J. Pritzker


        /s/ Richard S. Schweiker                       Director
    ------------------------------
         Richard S. Schweiker

                                  EXHIBIT INDEX



Exhibit
Number                        Description                                 Page
-------                       -----------                               --------

 5.    Opinion of Scott M. Brown . . . . . . . . . . .

10.    Material Contracts

       a.  The Company's 1995 Employee Stock Purchase
           Plan. . . . . . . . . . . . . . . . . . . .

23.    Consents

       a.  Consent of KPMG Peat Marwick LLP. . . . . .

       b.  Consent of Scott M. Brown (included in his
           opinion filed as Exhibit 5) . . . . . . . .

24.    Power of Attorney (included on page 5 of this
       Registration Statement) . . . . . . . . . . . .